Exhibit 99.1

Media Coverage Accelerates on Workhorse Group's Electric Trucks

Cincinnati, OH (PRWEB) September 15, 2015

A series of media reports last week highlighted Workhorse Group Inc. (OTCQB: WKHS) and its technology. These placements, along with links to the complete text of each article, are listed below:

"UPS Adds 125 Hybrid Step Vans" (Trucking Info, September 9)

"UPS Expands Fleet of Hybrid Electric Delivery Trucks" (Post & Parcel, September 10)

These links above are provided for informational purposes regarding the latest coverage of Workhorse Group only. Workhorse Group Inc. is not responsible for the content of the linked articles.

About Workhorse Group Inc.

Workhorse Group Inc. is the parent company of AMP Electric Vehicles Inc. and AMP Trucks Inc. AMP Electric Vehicles manufactures electric drive systems for medium-duty, class 3-6 commercial truck platforms as well as truck-launched unmanned aerial systems (UAS) drones for package delivery. AMP Trucks Inc., purchased the assets of Workhorse Custom Chassis LLC from Navistar in March of 2013.

Contact:

Daniel Zito
Executive Vice President
Workhorse Group Inc.
513-300-5910

Dian Griesel Int'l.
Laura Radocaj
212-825-3210

Read the full story at http://www.prweb.com/releases/2015/09/prweb12959281.htm

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